SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              CAPITAL BRANDS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              CAPITAL BRANDS, INC.
                  -------------------------------------------
                  (Name of Persons(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


    (2) Aggregate number of securities to which transactions apply:


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 -11:


    (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, schedule or registration statement no.:

    (3) Filing party:

    (4) Date filed:

                                 PROXY STATEMENT

                              CAPITAL BRANDS, INC.


              1225 Broken Sound Parkway, Boca Raton, Florida 33481

                             -----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To be held on July 3, 1996

                             -----------------------

To the Shareholders
of Capital Brands, Inc.:

         NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders (the "Annual Meeting") of Capital Brands, Inc., a Florida corporation (the "Company"), will be held at 9:00 a.m., local time, on Wednesday, July 3, 1996, at the Embassy Suites, 661 N.W. 53rd Avenue, Boca Raton, Florida for the following purposes:

         (1) To elect six members to the Company's Board of Directors to hold office until the Company's 1997 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) To increase the authorized common stock of the Company from 12,500,000 shares of Common Stock, par value $.0008 per share to 50,000,000 shares of Common Stock, par value $.0001 per share;

         (3) To approve an amendment to the Company's Articles of Incorporation to change the name of the Company to CompScript, Inc;

         (4) To approve the Company's 1996 Stock Option Plan, as adopted by the Board of Directors on May 28, 1996; and

         (5) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on June 12, 1996 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.
         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                    By Order of the Board of Directors



                                    BRIAN A. KAHAN
                                    Chairman of the Board, Chief Executive
                                    Officer and President
Boca Raton, Florida
June 14, 1996

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       1996 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                              CAPITAL BRANDS, INC.

                             ----------------------


                                 PROXY STATEMENT

                              ---------------------




         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Capital Brands, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), for use at the 1996 Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., local time, on Wednesday, July 3, 1996, at the Embassy Suites, 661 N.W. 53rd Avenue, Boca Raton, Florida or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders.

         The approximate date that this Proxy Statement and the form of proxy are first being sent to shareholders is June 12, 1996. Shareholders should review the information provided herein in conjunction with the Company's 1995 Annual Report on Form 10-KSB and 10-KSB/A, which accompanies this Proxy Statement. The Company's principal executive offices are located at 1225 Broken Sound Parkway, N.W., Suite A, Boca Raton, Florida 33481, and its telephone number is (407) 994-8595.


                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

         (1) The election of six members to the Company's Board of Directors to serve until the Company's 1997 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) To increase the authorized common stock of the Company from 12,500,000 shares of Common Stock, par value $.0008 per share to 50,000,000 shares of Common Stock, par value $.0001 per share;

         (3) To approve an amendment to the Company's Articles of Incorporation to change the name of the Company to Compscript, Inc;

         (4) To approve the Company's 1996 Stock Option Plan, as adopted by the Board of Directors on May 28, 1996; and

         (5) Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the six nominees for director named below. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.


                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors has set the close of business on June 12, 1996 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 9,846,374 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

         Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth, as of June 12, 1996, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each director and nominee for director, (iii) each Named Executive Officer (as defined herein), and (iv) all directors and executive officers as a group:

                                                                            PERCENTAGE OF
                                             AMOUNT AND NATURE OF            OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER(1)      BENEFICIAL OWNERSHIP(2)       SHARES OWNED(2)
- ---------------------------------------      -----------------------       ---------------
Brian A. Kahan..............................        4,432,453(3)                 45.0%

Gerard N. Altieri...........................          723,733                     7.4

Martha M. Little............................          243,212(4)                  2.5

Malcolm Leonard.............................           14,894(5)                   *

Robert Edelheit.............................           48,730                      *

Paul Heimberg...............................          161,782(6)                  1.6

Gary Splain.................................                0                      *

All directors and executive officers
as a group (seven persons)..................        5,624,804(7)                 57.1
- ----------------------------

*        Less than 1%.
(1) Unless otherwise indicated, the address of each of the listed beneficial owners identified is 1225 Broken Sound Parkway, N.W., Suite A, Boca Raton, Florida 33451. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them.
(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that warrants or options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this Proxy Statement have been exercised.
(3) Includes 3,759,328 shares of Common Stock held as Trustee for the Kahan Family Revocable Trust. Also includes 673,125 shares of Common Stock held by Mr. Kahan as custodian for his three minor children, Shannon A. Kahan (224,375 shares of Common Stock), Amanda R. Kahan (224,375 shares of Common Stock) and Heather S. Kahan (224,375 shares of Common Stock).

                                        3


(4) Includes 15,594 shares of Common Stock held by Mrs. Little as custodian for her son Nathan D. Little.
(5) Includes 3,898 shares of Common Stock held by Mr. Leonard in a Joint Tenancy with a Right of Survivorship ("JTWROS") with his sister Corinne Leonard, 5,848 shares of Common Stock held by Mr. Leonard in a JTWROS with his daughter Jennifer Gottlieb and 5,848 shares of Common Stock held by Mr. Leonard in a JTWROS with his daughter Shari Leonard.
(6) Includes 3,898 shares of Common Stock held by Mr. Heimberg's wife, Denise Heimberg,
(7)      See notes 3 - 6 above.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been complied with.


                         ELECTION OF DIRECTORS; NOMINEES

         The Company's Articles gf Incorporation provide that the number of directors constituting the Company's Board of Directors shall not be less than one nor more than ten, as determined in the manner provided by the Company's Bylaws. The Company's Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors has fixed at six the number of directors that will constitute the Board for the ensuing year. Each director elected at the Annual Meeting will serve for a term expiring at the Company's 1997 Annual Meeting of Shareholders or when his successor has been duly elected and qualified.

         The Company has nominated each of Brian A. Kahan, Gerard N. Altieri, Martha M. Little, Malcolm Leonard, Robert Edelheit and Paul Heimberg to be elected as a director at the Annual Meeting. The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that one or more nominees are unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors.

                                   MANAGEMENT

         The following table sets forth certain information concerning the current directors and nominee directors of the Company and the executive officers of the Company:


              NAME                  AGE                   TITLE
- --------------------------------------------------------------------------------

Brian A. Kahan ..................    44       Chairman of the Board, Chief
                                              Executive Officer and President of
                                              the Company

Martha M. Little ................    35       Vice President and Director

Gary Splain .....................    46       Treasurer and Secretary

Gerard N. Altieri ...............    66       Director

Malcolm Leonard .................    53       Director

Robert Edelheit .................    56       Director

Paul E. Heimberg.................    45       Director


         BRIAN A. KAHAN has been a Chairman, Chief Executive Officer and President of the Company since April 1996. In October 1991, Mr. Kahan found Aldencare and served as its Chief Executive Officer and became Chief Executive Officer of CompScript when it merged with Aldencare in 1994. Mr. Kahan has a B.S. in Pharmacy from the University of Maryland, School of Pharmacy. Mr. Kahan is currently President of the American Society of Consultant Pharmacists and serves on the LTC Commission for the State of Florida. Mr. Kahan is presently a clinical instructor for the University of Florida and Nova Southeastern College of Pharmacy and is a trustee for the Florida Pharmacy Foundation.

         MARTHA M. LITTLE has been the Vice President and Director of the Company since April 1996. Ms. Little has been with Aldencare and CompScript since October 1991, serving as Pharmacy Manager in 1991 until 1993. Ms. Little was promoted to Vice President in February 1992 and was appointed a Director of CompScript in January 1993. Ms. Little is a member of the American Society of Consultant Pharmacists and received a B.S. from the University of Florida and a post-graduate doctor of pharmacy degree from Nova Southeastern University.

         GARY SPLAIN has served as the Treasurer and Secretary of the Company since April 1996. Mr. Splain has served as the comptroller of CompScript since 1992. From 1991 to 1992 Mr. Splain was the business office manager for a local branch of a national institutional pharmacy. Mr. Splain received a B.A. in accounting from Queens College.

         GERARD N. ALTIERI has been Director of the Company since April 1996. Mr. Altieri was President of G.N. Altieri & Associates from 1970 until 1990. From 1986 to 1993 Mr. Altieri was President of Insurex a pharmacy benefit management company. In 1993, Mr. Altieri formed CompScript, Inc. and began the management of prescription drugs in the field of workman's compensation. Mr. Altieri received a B.A. in Business Administration from Fairfield University and received his Charter Life Underwriter's Designation from the College of Life Underwriter.

         MALCOLM LEONARD has served as a Director of the Company since April 1996. Mr. Leonard is a Certified Public Accountant and has been the managing partner of Leonard & Danzinger, CPA's since 1975. Mr. Leonard is a member of the American Institute of Certified

Public Accountants and the Florida Institute of Certified Public Accountants. Mr. Leonard received a B.S. from Farleigh Dickinson University and is a CPA.

         ROBERT EDELHEIT has served as a Director of the Company since April 1996. Mr. Edelheit is President of United Group Programs, and employee benefit sales and consulting firms with offices in Boca Raton, Atlanta and Philadelphia. Mr. Edelheit received his B.S. in Business from the State University of New York. Mr. Edelheit is editor and publisher of the newsletter, Synopsis, a fax digest with an emphasis on employee benefits. Mr. Edelheit has been an Associate Professor at Florida Atlantic University in Boca Raton, Florida and speaks nationally on Employee Benefits.

         PAUL HEIMBERG has served as Director of the Company since April 1996. Mr. Heimberg is a partner with the law firm of Heimberg & Lumer, in Boca Raton, Florida since November, 1995. Previously Mr. Heimberg was a partner with the firm of Heimberg, Heimberg, Rader & Levenstein, P.A. from 1990 to 1995. Mr. Heimberg received his B.A. from the University of Wisconsin and his J.D. from Boston University Law School.

         The Company's officers are elected annually by the Company's Board of Directors and serve at the discretion of the Company's Board of Directors. The Company pays each non-employee director a fee to be determined for each meeting of the Company's Board of Directors, or committee thereof, attended and reimburses all directors for their expenses in connection with their activities as directors of the Company. Directors of the Company who are also employees of the Company do not receive additional compensation for their services as directors.

         During the year ended December 31, 1995, the Company's Board of Directors held meetings and took action by unanimous written consent a total of 23 times.

SUMMARY COMPENSATION TABLE

         The following table sets forth the aggregate compensation paid to Mitchell Rubinson and Stephen Groth (collectively, the "Named Executive Officers") by the Company and its direct and indirect subsidiaries, International Fast Food Corporation ("IFFC"), QPQ Corporation ("QPQ"), QPQ Medical Weight Loss Centers, Inc. ("QPQ Medical") and Family Chicken Incorporation ("FCI"). None of the other executive officers of the Company, IFFC, QPQ, QPQ Medical or FCI were paid a total annual salary and bonus for the 1995 fiscal year which was $100,000 or more. In connection with the Share Exchange Agreement with CompScript, the Company divested itself of interests in IFFC, and FCI and reduced its equity ownership interest in QPQ to 1,125,000 shares. In addition, Mr. Rubinson and Mr. Groth tendered their resignations as officers and directors of the Company.



                                                                                    LONG TERM
                                                ANNUAL COMPENSATION(1)            COMPENSATION
                                                ----------------------            ------------
                                                                     OTHER          NUMBER OF
                                    FISCAL                          ANNUAL            OPTIONS            ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR        SALARY         COMPENSATION         GRANTED(2)       COMPENSATION
- ----------------------              ----        -----          -----------          --------         ------------
Mitchell Rubinson,                  1995       $426,527(3)         $27,223(4)         100,000(5)            --
Chief Executive Officer

                                    1994        277,747(6)           5,913(7)             0

                                        6



                                    1993        171,753(8)          19,685(9)         150,000(10)           --

Stephen Groth,                      1995        117,962(11)         12,084(12)         25,000(13)
Chief Financial Officer
                                    1994        150,000(14)         32,792(15)             0

                                    1993          98,076(16)        18,750(17)        200,000(18)           --

- ------------------------

(1) The columns for "Bonus", "Restricted Stock Awards" and "LTIP Payouts" have been omitted because there is no compensation required to be reported in such columns.
(2) See "Aggregated Fiscal Year-End Options Value Table" for additional information concerning options granted.
(3) Represents $125,000, $159,976 and $141,551 paid by the Company, IFFC and QPQ, respectively.
(4) Includes automobile allowances of $12,000 and $12,000 paid by the Company and IFFC, respectively. Includes medical insurance premium of $3,223 paid by IFFC.
(5) Represents an option granted by QPQ to purchase 100,000 shares of QPQ Common Stock at an exercise price of $1.5625. As of March 7, 1995, each of the options to purchase shares of QPQ Common Stock held by Mr. Rubinson was amended to reduce the stated exercise price therein to the fair market value of the QPQ Common Stock on such date ($0.69). See "Option Repricings."
(6)      Represents $149,382 and $128,365 paid by IFFC and QPQ, respectively.
(7)      Represents medical insurance premiums paid by IFFC.
(8)      Represents $135,846 and $35,907 paid by IFFC and QPQ, respectively.
(9) Represents an automobile allowance of $12,000 and medical insurance premiums of $7,685 paid by IFFC.
(10) Represents an option granted by IFFC to purchase 50,000 shares of IFFC Common Stock at an exercise price of $8.50 per share and an option granted by QPQ to purchase 100,000 shares of QPQ Common Stock at an exercise price of $6.00 per share. See "Option Repricings."
(11) Paid by IFFC, which figure includes $35,389 paid by QPQ to IFFC for Mr. Groth's services.
(12) Represents an automobile allowance of $9,000 and medical insurance premiums of $3,084 paid by IFFC, which figure includes the following sums paid by QPQ to IFFC for Mr. Groth's services: an auto allowance of $2,700 and medical insurance premiums of $925.
(13) Represents an option granted by QPQ to purchase 25,000 shares of QPQ Common Stock at an exercise price of $1.5625. As of March 7, 1995, each of the options to purchase shares of QPQ Common Stock held by Mr. Groth was amended to reduce the stated exercise price therein to the fair market value of the QPQ Common Stock on such date ($0.69). See "Option Repricings. "
(14) Paid by IFFC, which figure includes $75,000 paid by QPQ to IFFC for Mr. Groth's services.
(15) Represents a housing allowance in Poland of $20,000 medical insurance premiums of $3,792 and an auto allowance of $9,000 paid by IFFC, which figures include the following sums paid by QPQ to IFFC for Mr. Groth's services: an allowance for housing in Poland of $10,000 medical insurance premiums of $1,896 and an auto allowance of $4,500.
(16) Paid by IFFC, which figure includes $27,403 paid by QPQ to IFFC for Mr. Groth's services.

                                        7

(17) Includes an allowance for housing in Poland of $6,000 medical insurance premiums of $4,500 and an automobile allowance of $7,500 paid by IFFC, which figures include the following sums paid by QPQ to IFFC for Mr. Groth's services: an allowance for housing in Poland of $3,000 medical insurance premiums of $1,125 and an automobile allowance of $1,875.
(18) Represents an option granted by the Company to purchase 100,000 shares of Common Stock at an exercise price of $3.00 per share (pre-split), an option granted by IFFC to purchase 50,000 shares of IFFC Common Stock at an exercise price of $8.50 per share and an option granted by QPQ to purchase 50,000 shares of QPQ Common Stock at an exercise price of $6.00 per share. See "Option Repricings."

EMPLOYMENT AGREEMENTS

         CAPITAL BRANDS, INC. The Company entered into an agreement with Mr. Rubinson effective March 31, 1995 which provides that he will serve as Chairman of the Board, Chief Executive Officer and President of the Company for an initial term of three years, which the Company may extend for up to two additional years. Mr. Rubinson's annual salary for the first year will be $125,000, subject to annual 10% increases. Pursuant to the employment agreement, Mr. Rubinson is required to devote such portion of his business time to the Company as may be reasonably required by the Company's Board of Directors, subject to Mr. Rubinson's other business interests. Mr. Rubinson's employment agreement requires that he not compete or engage in any business competitive with the Company's business for the term of the agreement and for two years thereafter. Mr. Rubinson is entitled to certain fringe benefits including an automobile allowance of $1,000 a month. Mr. Rubinson's employment agreement provides for a payment of $125,000 in the event his employment is terminated by reason of his death or disability and a severance payment of twice the minimum annual salary then in effect in the event his employment is terminated by the Company without cause. Mr. Rubinson's employment agreement does not provide for a severance payment in the event Mr. Rubinson is terminated for cause. Mr. Rubinson's contract with the Company was terminated. In lieu of cash severance, Mr. Rubinson received 250,000 shares of QPQ Common Stock.

AGGREGATED FISCAL YEAR-END OPTION VALUE TABLE

         The following table sets forth certain information concerning unexercised stock options to purchase the Company's Common Stock held by the Named Executive Officers as of December 31, 1995. No stock options were exercised by the Named Executive Officers during the year ended December 31, 1995. The Company has not granted any stock appreciation rights.

                            NUMBER OF UNEXERCISED OPTIONS         VALUE OF UNEXERCISED IN-THE-MONEY
                              HELD AT DECEMBER 31, 1995            OPTIONS AT DECEMBER 31, 1995(1)
                            -----------------------------         ---------------------------------
         NAME               EXERCISABLE      UNEXERCISABLE         EXERCISABLE        UNEXERCISABLE
         ----               -----------      -------------         -----------        -------------
Mitchell Rubinson                -0-                -0-               $ -0-               $ -0-
Stephen R. Groth                60,000            40,000              $ -0-               $ -0-

(1) Average of the high ask and low bid quotations for the Company's Common Stock as reported by NASDAQ on December 29, 1995 was $3.50 post-split and the closing bid price of the Common Stock on April 18, 1996 as reported in the Wall Street Journal was $5.8752 post-split.

OPTION REPRICINGS

         IFFC and QPQ have issued, pursuant to the terms of their stock option plans, a number of stock options to directors, executive officers and key employees. See "SECURlTY OWNERSHIP" for more information regarding the options granted to Mitchell Rubinson and Stephen R. Groth. As of February 27, 1995, the exercise price of each of the stock options granted by IFFC was below the fair market value of the IFFC Common Stock underlying the stock options. In an effort to provide the holders of the stock options additional incentive to use their best efforts on behalf of IFFC, as of February 27, 1995, each of the stock option agreements between IFFC and Mitchell Rubinson and Stephen R. Groth was amended to reduce the exercise price stated therein to the fair market value of the underlying IFFC Common Stock on such date ($1.375). As of March 7, 1995, the exercise price of each of the outstanding stock options granted by QPQ was higher than the fair market value of the QPQ Common Stock underlying the options. In an effort to provide the holders of the stock options an additional incentive to use their best efforts on behalf of QPQ, as of March 7, 1995, each of the stock option agreements between QPQ and Mitchell Rubinson and Stephen R. Groth was amended to reduce the exercise price stated therein to the fair market value of the underlying QPQ Common Stock on such date ($0.69).

SHARED FACILITIES

         The Company had shared with QPQ and IFFC the use and cost of office space, Suites 200, 206 and 210 at 1000 Lincoln Road, Miami, Florida. With respect to Suite 200, the Company, QPQ and IFFC were responsible for $2,400, $0, $10,274, respectively, of the lease payments made in the year ended December 31, 1995 and $1,200,$0 and $10,302,respectively, of the lease payments made in the year ended December 31, 1994. With respect to Suite 206, the Company, QPQ and IFFC were ultimately responsible for $8,829, $756 and $0, respectively, of the lease payments made in the year ended December 31, 1995 and $2,662, $532 and $0, respectively, of the lease payments made in the year ended December 31, 1994. With respect to Suite 210, QPQ was solely responsible for the $9,585 and $3,195 in total lease payments made during the year ended December 31, 1995 and December 31, 1994, respectively.

         IFFC operates a Burger King restaurant adjacent to a Domino's pizza store operated by QPQ in Poland. Each restaurant has its own counter service and kitchen area, but the restaurant and store share seating space. IFFC and QPQ are jointly and severally liable for, and costs are allocated between the companies with respect to, the leasehold payments for the site.

ESCROW SHARES

         As of June 1, 1992, the Company placed 200,000 shares of its then 1,500,000 shares of Common Stock of IFFC in escrow (the "Escrow Shares") with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to an agreement by and among the Company, IFFC, the escrow agent and Whale Securities Co., L.P., the underwriter of IFFC's initial public offering. Since IFFC's net income for the year ended December 31,1993 did not equal or exceed $2,000,000 and, since IFFC's net income for the year ended December 31, 1994 did not equal or exceed $5,000,000 the Escrow Shares were, pursuant to the terms of the escrow agreement, contributed to the capital of IFFC on March 31, 1995.

DOMINO'S DEVELOPMENT AGREEMENT

         QPQ was incorporated in June 1993 by the Company. In connection with QPQ's organization, QPQ issued an aggregate of 1,375,000 shares of QPQ Common Stock to the
                                       9

Company in consideration of the assignment to QPQ of the Company's rights and obligations under the Domino's Development Agreement, the Company's 100 percent equity interest in Pizza King Polska, a Polish limited liability corporation, and $160,000 in cash. The Company entered into the Domino's Development Agreement with Domino's on June 11, 1993. As consideration for the grant of development rights, the Company agreed to pay Domino's $300,000 of which $100,000 was paid upon execution of the Development Agreement. The Company also incurred approximately $10,854 in legal and other expenses in connection with the Development Agreement. In connection with the Company's assignment of the Development Agreement to QPQ, QPQ assumed the obligations of the Company under the Development Agreement, including, but not limited to, the obligation to pay Domino's $200,000 upon Domino's cancellation of or acquisition of all right, title and interest to a prior registration in Poland of the trademark "Domino's" and the cessation of the use by a pizza restaurant in Poland of the trademark "Domino Pizza." QPQ satisfied its obligation to Domino's by making payments of $50,000 and $100,000 to Domino's in March and June of 1994, respectively, and by expending $70,0000 on Domino's behalf in connection with the acquisition and registration of certain Domino's trademarks in Poland.

         Prior to QPQ's initial public offering, the Company funded QPQ's working capital requirements through non-interest bearing advances which aggregated to $173,973. QPQ has repaid such advances.

INTERNATIONAL HOTEL CORPORATION

         In February 1994, International Hotel Corporation ("IHC"), then owned by the Company (90%) and Mitchell Rubinson (10%), entered into the Holiday Inn Development Agreement (the "Holiday lnn Development Agreement") with Bass International Holdings, N.V. ("BlH"). Pursuant to the Holiday Inn Development Agreement, IHC has the exclusive right to develop Express Hotels in Poland for the term of the Holiday Inn to Development Agreement, which expires on July 31, 1999. In exchange for the development rights, IHC paid BIH an aggregate of $300,000. During the term of the Holiday Inn Development Agreement, IHC, to maintain its exclusive rights, was required to open and operate at least 20 Express Hotels in accordance with the following specified schedule: one Express Hotel by August 1995 and a cumulative total of four, eight, fourteen and twenty Express Hotels by August of the next four consecutive years, respectively. IHC has not yet developed any Express Hotels.

         In connection with IHC's acquisition of the Express Hotels development rights, on February 14, 1994, the Company entered into a Loan Agreement (the "Loan Agreement") with Marilyn Rubinson, the mother of Mitchell Rubinson, in the principal amount of $350,000, which amount was evidenced by a Promissory Note, payable on demand and bearing interest at a rate per annum equal to two percent above the prime rate of Northern Trust Bank of Florida, N.A. (the "Promissory Note"). Three hundred thousand dollars of the loan proceeds were contributed by the Company as capital to IHC and used by IHC to secure the Holiday Inn Development Agreement. The remainder of the loan has been used for the Company's general corporate purposes. As of December 31, 1994, the Company owed Marilyn Rubinson $375,482 under the Loan Agreement and, as of March 1, 1995, the Company satisfied its indebtedness to Marilyn Rubinson. In connection with the Loan Agreement, IHC issued Marilyn Rubinson Common Stock Purchase Warrants (the "IHC Warrants") to purchase 100 shares (9.1%) of IHC's Common Stock, par value $.01 per share (the "IHC Common Stock"), at an exercise price of $.10 per share. As of February 3, 1995, Marilyn Rubinson exercised all of the IHC Warrants.

         As of March 28, 1995, the Company, Mitchell Rubinson and Marilyn Rubinson sold (the "IHC Sale"), pursuant to a Stock Purchase Agreement (the "IHC Purchase Agreement"), all of
                                       10
their debt and equity interest in IHC to IFFC in exchange for 336,364, 31,818 and 31,818 shares, respectively, of restricted IFFC Common Stock (the "IFFC Shares"). The IHC Purchase Agreement also provides that IFFC shall pay to the Company 10% of IHC's Net Income (as such term is defined in the IHC Purchase Agreement), if any, for the next fifteen years.

         The Company and Mitchell Rubinson agreed to use their best business efforts to convince BIH to modify, if necessary, the terms of the Holiday Inn Development Agreement so that IHC would not, solely because it has not developed an Express Hotel by September 1, 1995, lose its exclusive development rights (the "Exclusivity Extension") or rights to apply $200,000 already paid to BIH against future franchise application fees (the "Franchise Fee Extension"). Since BIH has not yet consented to the Exclusivity Extension nor the Franchise Fee Extension, IFFC has exercised its right to require the Company, Mitchell Rubinson and Marilyn Rubinson to transfer the IFFC Shares back to IFFC, and IFFC has transferred its equity interest in IHC back to the Company, Mitchell Rubinson and Marilyn Rubinson.

LOAN TRANSACTIONS WITH IFFC

         As of September 1994, IFFC loaned the Company $20,000 to cover its operating expenses. In October 1994, the Company repaid IFFC $20,000. In January and February 1996, the Company loaned IFFC an aggregate of $63,000.

LOAN TRANSACTIONS WITH SHAREHOLDERS

         On June 15, July 5, September 13, September 23 and October 28, 1994, Mitchell Rubinson loaned the Company $15,000, $10,000, $30,000, $10,000 and $20,000, respectively, to cover operating expenses. In February 1995, the Company satisfied its indebtedness to Mr. Rubinson by paying him $88,000.

CONSULTING AGREEMENT BETWEEN IFFC AND QPQ

         On July 25, 1993, IFFC entered into a three year consulting agreement (the "Consulting Agreement") with QPQ. Under the terms of such agreement, IFFC is to assist QPQ generally with operational and administrative matters. Pursuant to the Consulting Agreement, as amended on July 27,1994 and January 1, 1995, IFFC provides to QPQ: (1) the services of IFFC's Chief Financial Officer for not more than 30% of his business time; (2) the services of IFFC's Controller for not more than 30% of his business time; and (3) the services of managerial, general office and staff personnel of IFFC. In exchange for such services, QPQ pays IFFC: (1) 30% of the cost of all compensation and benefits provided by IFFC to its Chief Financial Officer; (2) 27.5% of all compensation and benefits provided by IFFC to its Controller; and (3) all costs and expenses incurred by IFFC in connection with the services rendered pursuant to the Consulting Agreement. In the year ended December 31, 1995 and the year ended December 31,1994, QPQ's payments to IFFC pursuant to the terms of the Consulting Agreement aggregated to $218,742 and $395,020, respectively. In connection with the signing of the Consulting Agreement, QPQ granted IFFC an option to purchase up to 250,000 shares of common stock of QPQ at an exercise price of $6.00 per share.

         In April 1995, IFFC's majority-owned subsidiary (85%), IFFP, entered into a consulting agreement (the "Subsidiary Consulting Agreement") with the wholly-owned subsidiary of QPQ, Pizza King Polska, pursuant to which IFFP has agreed to provide Pizza King Polska with all general staff and administrative support required by Pizza King Polska to operate its Domino's Store business. The services of Leon Blumenthal have been made available to Pizza King Polska and QPQ pursuant to the Subsidiary Consulting Agreement. In exchange for such services, IFFP receives from Pizza King Polska a sum equivalent to 10% of Pizza King Polska's sales and a reimbursement of expenses. In the year ended December 31, 1995 Pizza King Polska's payments to IFFP pursuant to the terms of the Subsidiary Consulting Agreement aggregated to $116,723.

QPQ CORPORATION PRIVATE OFFERING

         As of December 31, 1994, QPQ had working capital of $1,085,490. After discussions with QPQ in March 1995, QPQ's accountants advised QPQ that if QPQ was unable to obtain additional funds they would have substantial doubt as to QPQ's ability to operate as a going concern. After considering various alternatives and factors, including the market price of the common stock of QPQ, its trading volume and various time constraints, the Board of Directors of QPQ authorized a private offering of up to 4,000,000 shares of common stock of QPQ. As of March 30, 1995, QPQ sold in a private offering (the "Private Offering") 3,400,000 shares of restricted common stock of QPQ, 1,000,000 shares to each of Mitchell Rubinson, Marilyn Rubinson and Nigel Norton and 400,000 shares to an unaffiliated Greek corporation. Mitchell Rubinson has indicated to QPQ that Marilyn Rubinson, the mother of Mr. Rubinson, and Nigel Norton, the brother-in-law of Mr. Rubinson, are not affiliates of Mr. Rubinson and that they have not entered into any contracts, arrangements or understanding with Mr. Rubinson with respect to control of QPQ.

LITIGATION FINANCING AGREEMENT

         As of January 25, 1996, IFFC and IFFP (collectively, the "IFFC Affiliates") entered into an Agreement to Assign Litigation Proceeds (the "Funding Agreement") with Litigation Funding, Inc., a Florida corporation ("Funding"). Mitchell Rubinson, the chairman of the board, chief executive officer and president of IFFC is also the chairman of the board, chief executive officer and president and the sole shareholder of Funding.

         Pursuant to the Funding Agreement, Funding agreed to pay on behalf of IFFC and/or IFFP up to $500,001 (the "Amount") for all expenses (including attorneys' fees, court costs and other related expenses, but not judgments or amounts paid in settlement) actually incurred by or on behalf of IFFC and/or IFFP in connection with investigating, defending, prosecuting, settling or appealing the BKC Litigation and any and all claims or counterclaims of BKC against IFFC and/or IFFP (collectively, the "BKC Matter"). Funding has paid all amounts it has been requested to pay pursuant to the Funding Agreement.

         In consideration of the Amount, IFFC and IFFP each assigned to Funding a portion of any and all benefits and gross sums, amounts and proceeds that each of them may receive, collect, realize, otherwise obtain ar benefit from in connection with, resulting from or arising in connection with the BKC Matter or any related claim, demand, appeal, right and/or cause of action of the IFFC Affiliates, including, but not limited to, amounts received or entitled to be received by the IFFC Affiliates in respect of (i) the gross proceeds of any court ordered decision or judgment (a "Judgment") entered in favor of IFFC and/or IFFP, (ii) the Sale Proceeds (as such term is defined below, the "Sales Proceeds") of any sale of the assets of IFFC and/or IFFP to BKC, any of BKC's affiliates and/or any entity which is introduced to the IFFC Affiliates by BKC (collectively, the "BKC Entities") in connection with a settlement of the BKC Matter, (iii) any amounts paid in compromise or settlement (a "Settlement") of the BKC Matter in whole or in part, (iv) any liabilities or indebtedness of IFFC or IFFP assumed or satisfied by the BKC Entities (the "Debt Relief Proceeds") and (v) the monetary value to the IFFC Affiliates of any concessions made by BKC with respect to its rights under (a) the Development Agreement and/or (b) the Franchise Agreements and any future franchise agreements between BKC and IFFP and/or IFFC (the
                                       12

"Contract Modification Proceeds"). All of the IFFC Affiliates' rights, titles and interests, legal and equitable, in and to such aforementioned benefits and gross sums, amounts and proceeds are collectively referred to herein as the "Proceeds."

         Specifically, IFFC and IFFP each individually assigned, set over, transferred and conveyed to Funding all of its right, title and interest in and to the sum of the following (the "Assigned Proceeds"): (i) fifty percent (50%) of the Proceeds to the extent that such amount does not exceed Funding's Expenses ("Funding's Expenses"), which are defined as the sum of the aggregate amount of money paid by Funding as the Amount and the amount of money expended by Funding if it assumes the prosecution of the BKC Matter; (ii) fifty percent (50%) of any Proceeds, excluding any Sales Proceeds, in excess of the sum of Funding's Expenses and the IFFC Affiliates' Expenses (as such term is defined below, the "IFFC Affiliates' Expenses"); and (iii) fifty percent (50%) of any Sales Proceeds in excess of the sum of Funding's Expenses and the IFFC Affiliates' Expenses.

         Subject to Funding's recovery of Funding's Expenses, IFFC and IFFP have retained the right to and shall be entitled to recover from the Proceeds the sum of (i) $303,731, and (ii) all of the amounts they may expend in the future in connection with the BKC Matter, before Funding shall be entitled to receive any other Proceeds.

         The definition of Sales Proceeds in the Funding Agreement varies depending upon whether the transaction is structured as (1) a sale by IFFC of all or substantially all of its equity interest in IFFP (an "Equity Sale"), or
(2) a sale by IFFP of all or substantially all of its assets (an "Asset Sale"). In the event of an Equity Sale, Sale Proceeds are defined as the difference between the value of the consideration paid to or for the benefit of IFFC and a sum which is designed to roughly approximate the net market value of the assets and liabilities underlying the equity interest purchased. In the event of an Asset Sale, Sale Proceeds are defined as the difference between the value of the consideration paid to or for the benefit of IFFP and a sum which is designed to roughly approximate the net market value of the assets and liabilities purchased.

         Pursuant to the Funding Agreement, proceeds other than cash are deemed to have a value equal to the fair market value of such assets on the date such Proceeds are payable to IFFC, IFFP or Funding. Provided, however, if such cash Proceeds are not all to be paid within 90 days of a Judgment or Settlement, then the net present value of the cash Proceeds to be paid are to be calculated by an independent certified public accountant (the "Appraiser") selected by the Company and Funding. The value of non-cash Proceeds are to be determined by the Appraiser.

         In connection with the execution and delivery of the Funding Agreement, IFFC, IFFP, Funding and a law firm (the "Escrow Agent") entered into an Escrow Agreement. Pursuant to the Funding Agreement and the Escrow Agreement, except for Proceeds which the Escrow Agent cannot reduce to physical possession, all Proceeds, if any, resulting from the BKC Matter are to be delivered to the Escrow Agent before they are delivered to the IFFC Affiliates and/or Funding. The Escrow Agent is required to dispose of Proceeds only in accordance with (1) the joint written instructions of the Company, IFFP and Funding, or (2) the instructions of a court of competent jurisdiction. The Funding Agreement provides that the Escrow Agent shall first apply all Readily Available Cash Proceeds (as such term is defined below, the "Readily Available Cash Proceeds") to satisfy Funding's rights to Proceeds (assigned to Funding by IFFC or IFFP) before any non-Readily Available Cash Proceeds are delivered to Funding by the Escrow Agent on behalf of such company. Readily Available Cash Proceeds are defined to be all cash Proceeds payable to IFFC, IFFP or Funding within one (1) year of a Judgement or Settlement. In the
                                       13
event that the Readily Available Cash Proceeds are not sufficient to satisfy Funding's rights in Proceeds (assigned to Funding by such company), then IFFC and IFFP have each agreed to pay out of its individually available "cash and cash equivalents" (the "Cash Resources") an amount of Cash Resources to satisfy the deficiency. In the event that the Readily Available Cash Resources of a company are insufficient to cover the deficiency, such company, subject to Funding's agreement, will have the right to elect which assets it will deliver to Funding in satisfaction of Funding's rights to receive Proceeds. In the event that Funding is unable to agree with a company with respect to which assets such company will deliver to Funding, then the matter shall be submitted to a court of competent jurisdiction.

         In consideration of the Amount, IFFC also assigned to Funding a security interest (the "Security Interest") in its entire equity interest in IFFP (the "IFFP Stock"). The Security Interest secures the delivery to Funding of all the Assigned Proceeds. In order to perfect the Security Interest, IFFC has agreed to take all such actions as are necessary under the laws of the Republic of Poland ("Poland") and the State of Florida to transfer title to the IFFP Stock to the Escrow Agent; provided, however, that IFFC has retained beneficial ownership of the IFFP Stock, including the right to vote the IFFP Stock, unless Funding does not receive the Assigned Proceeds in accordance with the terms of the Funding Agreement and such nonreceipt is not rectified within 45 days (an "Event of Default"). IFFC has further agreed to deliver to the Escrow Agent such documents as are necessary to file with the appropriate authorities in Poland to, if an Event of Default occurs, officially transfer legal and beneficial title to the IFFP Stock to Funding. IFFC and Funding have agreed that record title to the IFFP Stock is being transferred to the Escrow Agent to provide Funding a perfected security interest in the IFFP Stock without being forced to rely on Poland's apparently deficient system of recording and perfecting security interests. If (1) Funding receives the Assigned Proceeds in accordance with the terms of the Funding Agreement or (2) it becomes apparent that Funding shall not ever be entitled to receive any Proceeds, then Funding is required to immediately issue a notice to the Escrow Agent with respect to the IFFP Stock, and the Security Interest is to be satisfied and extinguished.

         In the event the IFFP Stock is transferred to Funding, the proceeds of any sale of, or other realization upon, all or any part of the IFFP Stock shall be applied by Funding in the following order of priority: first, to payment of the expenses of such sale or other realization, including all expenses, liabilities and advances incurred or made by the Funding or its counsel in connection therewith or in connection with the care or safekeeping of any or all of the IFFP Stock; second, to payment of Funding's right to the Assigned Proceeds; and finally, any surplus then remaining shall be paid to the Company, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         In the event that the IFFC Affiliates fail to use their best efforts to vigorously pursue their claims against BKC, then Funding shall have the right to, at its own expense, participate in and assume the prosecution of the IFFC Affiliates' claims in the BKC Matter ("Assume the Prosecution"). In order for Funding to Assume the Prosecution, it must first provide the IFFC Affiliates written notice of its intention to Assume the Prosecution and identify which material action or actions the IFFC Affiliates failed to take in order to vigorously pursue their claims against BKC. If the IFFC Affiliates do not or cannot take action or actions to compensate for their past failure or failures to take action, then Funding may Assume the Prosecution.

       In connection with the execution of the Funding Agreement, Mr. Rubinson unconditionally guaranteed to the IFFC Affiliates Funding's payment of the Amount.

LICENSE AGREEMENT

         As of November 9, 1995 QPQ, Medical entered into a license agreement (the "License Agreement") with Weight Loss Associates, Inc. ("Weight Loss Associates"), a corporation owned by Dr. Rabinowitz, a director of QPQ, and Mr. Rubinson, QPQ's Chairman of the Board, Chief Executive Officer and President, pursuant to which QPQ Medical has acquired the exclusive rights subject to certain restrictions, to use and sublicense a weight loss system and certain proprietary marks developed by Weight Loss Associates. The weight loss system (the "Program") integrates systems and routines of nutrition management, exercise and prescribed medication.

         Under the License Agreement, Weight Loss Associates is required to assist QPQ Medical in developing and operating the Weight Loss Centers and other businesses (collectively, the "Weight Loss Business") that utilize the Program, which assistance includes, but is not limited to, the following: providing to QPQ Medical the Program; providing to QPQ Medical the information necessary to prepare operations and marketing materials which describe how the Program should be implemented; providing to QPQ Medical information necessary to prepare a comprehensive business plan with respect to the Program; providing to QPQ Medical any assistance or information reasonably deemed necessary or desirable by QPQ Medical in connection with any of its efforts to secure financing for the Business; providing any assistance or information reasonably deemed necessary or desirable by QPQ Medical in connection with any of his efforts to sub-license the Program and/or Marks; providing to QPQ Medical in connection with any of its efforts to (i) obtain any governmental license, authorization, permits, consent or approval with respect to use of the Program and/or Marks, and (ii) respond to any governmental authority inquiries with respect to the Business; providing to QPQ Medical technical advice regarding the development and marketing of the Business; and continuing to use its best efforts to develop and/or enhance the value of the Business and Program.

         Weight Loss Associates is also responsible for the establishment of all protocols to be followed in connection with the implementation of the Program by QPQ Medical. Subject to Weight Loss Associates' consent otherwise, QPQ Medical is prohibited from overriding, modifying or otherwise causing non-conformity with such protocols established by Weight Loss Associates in connection with the implementation of the Program.

         QPQ Medical shall pay Weight Loss Associates, Inc., as royalties for the license of the Program, (i) a percentage of QPQ Medical's "Operating Profit" from each of its product lines associated weight loss, and (ii) a percentage of QPQ Medical's "Extraordinary Gain" from certain events. Payments shall be made in arrears not later that the twentieth day of each month. For purposes of the License Agreement, Operating Profit is generally defined in accordance with Statement of Financial Accounting Standards No. 14 but excludes royalties payable to Weight Loss Associates and certain other items. For purposes of the License Agreement, "Extraordinary Gain" is defined to include the gain associated with the events described in APB Opinion No. 30, including: (a) the disposal of a business segment, (b) extraordinary items, and (c) unusual or infrequent items. The calculation of an Extraordinary Gain is made in accordance with APB Opinion No. 30 and generally accepted accounting principles, with the following modifications: (a) Extraordinary Gain is computed without reduction or allowance for events which give rise to a negative Extraordinary Gain, (b) Extraordinary Gain is computed without reduction or allowance for federal or state income taxes, and (c) in computing Extraordinary Gain, estimated Operating Profit or negative Operating Profit between "measurement date" and the "disposal date" (as such terms are defined in APB Opinion No. 30) do not enter into the computation of Extraordinary Gain. The License Agreement also provides that Weight Loss Associates and its employees, officers or directors are entitled to reimbursement from QPQ Medical for ordinary and necessary
                                       15
out-of-pocket expenses incurred by them in the course of performing their duties under the License Agreement. QPQ Medical will be required to make payments to Weight Loss Associates even if QPQ medical fails to develop the system into a profitable business concept.

ACQUISITION OF FAMILY CHICKEN INCORPORATED

         FCI was incorporated in June 3, 1994 to develop and operate fast food chicken dine-in, take-out and/or delivery service outlets ("Chicken Shops"). Pursuant to a Stock Purchase Agreement dated August 29, 1995 (the "Stock Purchase Agreement") between the Company and Mr. Rubinson, the Company acquired (the "Acquisition") all of the outstanding capital stock of FCI. Pursuant to the terms of the Stock Purchase Agreement, the Company purchased the stock of FCI from Mr. Rubinson by issuing Mr. Rubinson a note in the principal amount of $150,450 and releasing Mr. Rubinson from his guarantee of FCI's repayment of $295,000 owed to the Company. The note bore interest at a rate equal to the prime rate plus one percent. The principal of and interest on the note were due and payable on December 31, 1995 and were paid in December 1995 ($100,000) and January 1996 ($83,464). Prior to FCI's acquisition by the Company, FCl's operations were financed primarily from capital contributions and loans by or from Mr. Rubinson and his affiliates ($30,000), by loans from the Company ($295,000) and loans from Marilyn Rubinson ($210,000). In December 1995, the Company repaid the outstanding principal balance of FCl's loans from Mr. Rubinson, Mr. Rubinson's affiliates and Marilyn Rubinson. As of December 31, 1995, FCI owed $12,410 and $20,504 of interest to Mr. Rubinson and his affiliates and Marilyn Rubinson. The Company's loans to FCI were converted into equity contributions in December 1995.

         FCI is licensed to develop and operate Chicken Shops pursuant to a master franchise agreement, dated January 1, 1995 (the "Master Franchise Agreement"), with Integrated Equities, Inc. ("Integrated Equities"). Integrated Equities is owned by Mitchell Rubinson (40%), Marilyn Rubinson (40%), the mother of Mr. Rubinson, and Roman Jones (20%), FCI's President. In the year ended December 31, 1995, FCI owed Integrated Equities approximately $21,096 pursuant to the Master Franchise Agreement, which amount and additional royalties were paid in February 1996.

            PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
                          TO CHANGE THE COMPANY'S NAME

         The Board of Directors unanimously has approved, and recommends that the holders of the Company Common Stock that they approve an amendment to the Articles of Incorporation that would amend Article I thereof to change the name of the Company to "CompScript, Inc."

         The name Capital Brands originates from the Company's original purposes to acquire at least a majority interest in, and operation control of, business enterprises, development and marketing of commercial enterprises, products and services and participation in business ventures with existing and newly formed business entities and a joint venture or other activity business relationship basis. The Board of Directors has concluded that the name "Capital Brands, Inc." no longer currently describes the scope of the Company's business, and that the name "CompScript, Inc." would better describe the Company's intention to expand and diversify its business in the pharmacy management services in which CompScript is principally engaged.

         The change of the name will not effect in any way the validity or transferability of stock certificates currently outstanding, the capital structure of the Company or the listing of any of its securities on the NASDAQ SmallCap Stock Market, although a new stock ticket symbol will be adopted to reflect the Company's new name.

         The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required for approval of the amendment to the Articles of Incorporation. If the Amendment is approved by the Shareholders, the Amendment will become effective upon filing with the secretary of state of the State of Florida.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

            PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
             TO INCREASE THE AUTHORIZED CAPITAL STOCK OF THE COMPANY

         The Board of Directors has voted to increase the authorized shares of Common Stock, par value $.0008 per share from 12,500,000 to 50,000,000, par value $.0001 per share, subject to approval by the Shareholders of the Company. The Board of Directors determined that such Amendment is advisable and directed that the proposed Amendment be considered at the Annual Meeting of Shareholders to be held on July 3, 1996. There are no present plans, understandings, arrangements or discussions for the issuance of additional shares of Common Stock that would be authorized by this Amendment. The full text of the proposed Amendment to the Certificate of Incorporation is set forth in Appendix A to this Proxy Statement. The Amendment will not effect the number of shares of Preferred Stock authorized.

         The Board of Directors believe that this increase is desirable for a number of reasons, including but not limited to facilitating the ability of the Company to effect growth through future acquisition and future financings, stock splits or dividends for other corporate purposes. The Company seeks to avoid the delay and expense incurred in holding special meetings of the Shareholders to approve amendments to the Articles of Incorporation.

         Other than options to purchase up to 625,000 shares of Common Stock there are no outstanding obligations of the Company to issue any shares of its Commonn Stock as of the date herein.

         The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock is required for approval of the amendment to the Articles of Incorporation. If the Amendment is approved by the Shareholders, the Amendment will become effective upon the filing with the secretary of state of the State of Florida.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

                    PROPOSAL RELATING TO THE 1996 OPTION PLAN

         On May 28, 1996 the Board of Directors adopted, subject to approval by the stockholders, a stock option plan called the "1996 Stock Option Plan." A copy of the 1996 Stock Option Plan (the "Plan") is attached to this proxy statement as Appendix A. Shareholders will be asked at the meeting to vote on a proposal to adopt the Plan. The following summary describes features of the Plan. This summary is qualified in its entirety by reference to the specific provisions of the Plan, the full text of which is set forth as Appendix B.

         The Board of Directors have determined that the Plan will work to increase the officers, key employees' and consultants' interest in the Company and to align more closely their interests with the interests of the Company's shareholders. The Board of Directors believes that the Plan
                                       17
is in the Company's best interests and therefore recommends adoption of the Plan on essentially the terms and conditions as are set forth below.

         Under the Plan, the Company has reserved an aggregate of 900,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The Board of Directors or the Compensation Committee of the Board of Directors (the "Committee") of the Company administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

         Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not qualify ("Non-Qualified Options"). Any Incentive Option granted under the Plan must provide for an exercise price of not less that 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more that 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of the Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in case of an Incentive Option granted to an eligible employee owning more that 10% of the Company's Common Stock, no more than five years after the date of the grant.

         The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee but shall in no event be less than 5% of the fair market value of the underlying shares on the date of grant.

         Officers, key employees, board members and consultants of the Company and its subsidiaries are eligible to receive Non-Qualified Options under the Plan. Only officers, key employees and consultants of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

         If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or three days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability. Plan Options will immediately terminate if employment is terminated for cause as determined by the Company.

         The Board of Directors or Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made without shareholder approval which (i) increases the total number of shares subject to the Plan,
(ii) materially increases the benefits accruing to Plan participants, or (iii) materially modifies the requirements as to eligibility for participation in the Plan. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on May 29, 2006. Any such termination of the Plan shall not affect any Plan Options granted under the Plan prior to the actual date on which such action occurred.

         The following discussion is based on federal income tax laws and regulations in effect on May 31, 1996. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

         An employee granted an Incentive Stock Option does not recognize taxable income either at the date of grant or at the date of this timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the Incentive Stock Option over the Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and maybe subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Stock Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Stock Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Stock Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Stock Option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Stock Option is exercise (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of
1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Stock Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the Incentive Stock Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). The Company and its subsidiary are not entitled to a tax deduction upon either exercise of an Incentive Stock Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the Option holder recognized ordinary income in a Disqualifying Disposition.

         In respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of Common Stock under Section 16 of the Securities Exchange Act of 1944, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by the Company in the year that income is recognized.

         There are no options existing under the plan as of the date hereof.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ADOPTION OF THE 1996 STOCK OPTION PLAN SET FORTH ABOVE.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Ernst & Young, LLP as the independent public accountants for the fiscal year ending December 31, 1996. It is anticipated that a representative of Ernst & Young, LLP will be present at the Annual Meeting to answer questions within such firm's field of experience. The Company's independent accountant for the prior year was Coopers and Lybrand, LLP.

         On June 12, 1996, Coopers & Lybrand, LLP, was replaced as the Company's auditors. During the two most recent fiscal years and interim period subsequent to December 31, 1995, there have been no disagreements with Coopers & Lybrand, LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the Annual Meeting. If, however, business should properly come before the Annual Meeting, the persons named in the accompanying proxy may vote proxies as in their discretion they may deem appropriate, unless they are directed by shareholders otherwise.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         A shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 1997 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's executive offices no later than February 28, 1997.

                                 By Order of the Board of Directors



                                 BRIAN A. KAHAN
                                 CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                 OFFICER AND PRESIDENT

Boca Raton, Florida
June 14, 1996

                                                                    Appendix A

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              CAPITAL BRANDS, INC.



         Pursuant to the provisions of ss.607.10025 of the Florida Business Corporation Act, the undersigned corporation adopts the following Certificate of Amendment to its Articles of Incorporation.

         1. The name of the corporation is CAPITAL BRANDS, INC. (the "Corporation"), Charter #P94000048261, filed on June 28, 1994.

         2. The following Amendments to the Articles of Incorporation were adopted by all of the directors of the Corporation by resolution on May 28, 1996, in the manner prescribed by the Florida Business Corporation Act. Shareholder consent of the following amendments to the Articles of Incorporation was approved on July ___, 1996 in the manner prescribed by the Florida Business Corporation Act.

                  (A) Article II of the Corporation's Articles of Incorporation is stated to read in its entirety as follows:

                                   "ARTICLE II

         The name of the Corporation shall be:  COMPSCRIPT, INC."

                  (B) The first paragraph of Article III of the Corporation's Articles of Incorporation shall be and hereby is amended and restated to read in its entirety as follows:

                                  "ARTICLE III

         The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is fifty-one million (51,000,000), consisting of (i) fifty million (50,000,000) shares of common stock, par value $0.0001 per share (the "Common Stock"), and (ii) one million (1,000,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock")."

         3. This Certificate of Amendment shall be effective as of ___________, Miami, Florida time, on the date of filing.

         IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Corporation, has executed these Articles of Amendment to the Articles of Incorporation of Capital Brands, Inc. as of the ____ day of July, 1996.


                                             CAPITAL BRANDS, INC.,
                                             a Florida corporation


                                             By:_____________________________
                                                      Brian A. Kahan,
                                                      Chief Executive Officer

                                                                     Appendix B

                              CAPITAL BRANDS, INC.
                             1996 STOCK OPTION PLAN


         1.       PURPOSE OF PLAN

                  The purpose of this Employee Stock Option Plan (the "Plan") is to provide additional incentive to officers and other key employees and individuals or organizations who perform services for the Company ("Consultants") of Capital Brands, Inc. (the "Company") and each present or future parent or subsidiary corporation by encouraging them to invest in shares of the Company's common stock, $.0001 par value ("Common Stock"), and thereby acquire a proprietary interest in the Company and an increased personal interest in the Company's continued success and progress, to the mutual benefit of officers, employees, consultants and shareholders.

         2.       AGGREGATE NUMBER OF SHARES

                  900,000 shares of the Company's Common Stock shall be the aggregate number of shares which may be issued under this Plan. Notwithstanding the foregoing, in the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Board of Directors ("Board") or Compensation Committee (defined in Section 4(a)), determines in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under this Plan shall be appropriately adjusted in a manner determined in the sole discretion of the Board or Compensation Committee. Reacquired shares of the Company's Common Stock, as well as unissued shares, may be used for the purpose of this Plan. Common Stock of the Company subject to options which have terminated unexercised or cancelled, either in whole or in part, shall be available for future options granted under this Plan.

         3.       CLASS OF PERSONS ELIGIBLE TO RECEIVE OPTIONS

                  All officers, key employees and consultants of the Company and of any present or future Company parent or subsidiary corporation are eligible to receive a non-qualified stock option or options under this Plan. All officer's, key employees and consultants who are considered employees of the company and of any present or future company parent or subsidiary corporation are eligible to receive an Incentive Stock Option or Options under this Plan. The individuals who shall, in fact, receive an option or options shall be selected by the Board or Compensation Committee, in its sole discretion, except as otherwise specified in Section 4 hereof.

         4.       ADMINISTRATION OF PLAN

                  (a) This Plan shall be administered by the Board or Compensation Committee ("Committee") appointed by the Company's Board. The Committee shall consist of a minimum of two members of the Board, and, if the Company registers a class of equity security under section 12 of the Security Exchange Act of 1934, as amended, (the "Act") each of whom shall be a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i) under the Act of the Securities and Exchange Commission (the "SEC") or any future corresponding rule. The Board or Committee shall, in addition to its other authority and subject to the provisions of this Plan, determine which individuals shall in fact be granted an option or options, whether the option shall be an Incentive Stock Option or a Non-Qualified Stock Option (as such terms are defined in Section 5(a)), the number of shares to be subject to each of the options, the time or times at which the options shall be granted, the rate of option exercisability, and, subject to Section 5 hereof, the price at which each of the options is exercisable and the duration of the option.

                  (b) The Board or Committee shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable. A majority of the members of the Board or Committee shall constitute a quorum for all purposes. The vote or written consent of a majority of the members of the Board or Committee on a particular matter shall constitute the act of the Board or Committee on such matter. The Board or Committee shall have the right to construe the Plan and the options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the Plan and the options issued pursuant to it, and such action shall be final binding and conclusive upon all parties concerned. No member of the Board or Committee shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of any authority or discretion granted in connection with the Plan to a Board or Committee, or for the acts or omissions of any other members of the Board or Committee. Subject to the numerical limitations on Committee membership set forth in
Section 4(a) hereof, the Board may at any time appoint additional members of the Committee and may at any time remove any member of the Committee with or without cause. Vacancies in the Committee, however caused, may be filled by the Board, if it so desires.

                  (c) In the event that the members of the Committee or the Board are not all "disinterested persons" (i.e. a director who is not during the one year prior to service as an administrator of the Plan, granted or awarded equity securities pursuant to the Plan or any other plan of the Company, or any of its affiliates, subject to the exceptions permitted pursuant to Regulation 240.16b-3, as amended, of the Securities Exchange Act of 1934, as amended) and the Company is subject to the Act, the following conditions shall apply to the administration of the Plan with respect to all officers and directors entitled to participate in the Plan including members of the Committee:

                  (i) each officer and director shall be entitled, under the Plan, to acquire a maximum of 10,000 shares of Common Stock in the Company,

                  (ii) at the exercise price provided herein, (which price share not be less than the fair market value of the shares on the date of grant).

                  (iii) during the period beginning on the third business day following the dates of release of a quarterly or annual summary statement of sales and earnings, appearing in wire service, financial news service, generally circulated newspaper or other public release, and ending on the twelfth business day following such date.

         The foregoing (i), (ii) and (iii) shall not be amended more than once every six (6) months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

         5.       INCENTIVE STOCK OPTIONS AND NON-QUALIFIED STOCK OPTIONS

                  (a) Options issued pursuant to this Plan may be either Incentive Stock Options granted pursuant to Section 5(b) hereof or Non-Qualified Stock Options granted pursuant to Section 5(c) hereof, as determined by the Board or Committee. None of the shares of common stock underlying any Options issued pursuant to this Plan may be disposed of before six months have elapsed from the date of issuance of the Option. An "Incentive Stock Option" is an option which satisfies all of the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, and a "Non-Qualified Stock Option" is an option which either does not satisfy all of those requirements or the terms of the option provide that it will not be treated as an Incentive Stock Option. The Board or Committee may grant both an Incentive Stock Option and a Non-Qualified Stock Option to the same person, or more than one of each type of option to the same person. The option price for Incentive Stock Options issued under this Plan shall be equal at least to the fair market value (as defined below) of the Company's Common Stock on the date of the grant of the option. The option price for Non-Qualified Stock Options issued under this Plan may, in the sole discretion of the Board or Committee, be less than the fair market value of the Common Stock on the date of the grant of the option but in no event less than 50% of the fair market value of the Common Stock on the date of grant. If an Incentive Stock Option is granted to an individual who, at the time the option is granted, owns stock possessing more than 10 percent of the total combined voting power of all shares of stock of the Company or any parent or subsidiary corporation of the Company (a "10% Shareholder"), the option price shall not be less than 110 percent of the fair market value, as determined by the Board or Committee in accordance with its interpretation of the requirements of Section 422 of the Code and the regulations thereunder, of the Company's Common Stock on the date of grant of the option. The fair market value of the Company's Common Stock on any particular date shall mean the last reported sale price of a share of the Company's Common Stock on any stock exchange on which such stock is then listed or admitted to trading, or on the NASDAQ Stock Market, on such date, or if no sale took place on such day, the last such date on which a sale took place, or if the Common Stock is not then quoted on the Nasdaq Stock Market, or listed or admitted to trading on any stock exchange, the average of the bid and asked prices in the over-the-counter market on such date, or if none of the foregoing, a price determined by the Board or Committee based on other measures of value.

                  (b) Subject to the authority of the Board or Committee set forth in Section 4(a) hereof, Incentive Stock Options issued pursuant to this Plan shall be issued substantially in the form set forth in Appendix I hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Incentive Stock Options shall not be exercisable after the expiration of ten years (five years in the case of 10% Shareholders) from the date such options are granted, unless terminated earlier under the terms of the option. No Incentive Stock Option may be granted if, as the result of such grant, the aggregate fair market value (determined at the time of grant) of the shares with respect to which such Incentive Stock Options are exercisable for the first time during any calendar year (under all such plans of the Company, any parent or subsidiary) shall exceed One Hundred Thousand Dollars ($100,000). At the time of the grant of an Incentive Stock Option hereunder, the Board or Committee may, in its discretion, modify or amend any of the option terms contained in Appendix I for any particular optionee, provided that the option as modified or amended satisfies the requirements of Section 422 of the Code and the regulations thereunder. Each of the options granted pursuant to this Section 5(b) is intended, if possible, to be an "Incentive Stock Option" as that term is defined in Section 422 of the Code and the regulations thereunder. In the event this Plan or any option granted pursuant to this Section 5(b) is in any way inconsistent with the applicable legal requirements of the Code or the regulations thereunder for an Incentive Stock Option, this Plan and such option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment.

                  (c) Subject to the authority of the Board or Committee set forth in Section 4(a) hereof, Non-Qualified Stock Options issued pursuant to this Plan shall be issued substantially in the form set forth in Appendix II hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein, Non-Qualified Stock Options shall expire ten years after the date they are granted, unless terminated earlier under the option terms. At the time of granting a Non-Qualified Stock Option hereunder, the Board or Committee may, in its discretion, modify or amend any of the option terms contained in Appendix II for any particular optionee.

                  (d) Neither the Company nor any of its current or future parents, subsidiaries or affiliates, nor their officers, directors, shareholders, stock option plan committees, employees or agents shall have any liability to any optionee in the event (i) an option granted pursuant to Section 5(b) hereof does not qualify as an "Incentive Stock Option" as that term is used in Section 422 of the Code and the regulations thereunder; (ii) any optionee does not obtain the tax treatment pertaining to an Incentive Stock Option; or
(iii) any option granted pursuant to Section 5(c) hereof is an "Incentive Stock Option." The Company shall indemnify the Board and Committee against all claims or liability arising hereunder, including reasonable attorneys fees and costs.

         6.       MODIFICATION, AMENDMENT, SUSPENSION AND TERMINATION

                  Options shall not be granted pursuant to this Plan after the expiration of ten years from the date the Plan is adopted by the Board of the Company. The Board reserves the right at any time, and from time to time, to modify or amend this Plan in any way, or to suspend or terminate, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board; provided, however, that such action shall not affect options granted under the Plan prior to the actual date on which such action occurred. If a modification or amendment of this Plan is required by the Code or the regulations thereunder to be approved by the shareholders of the Company in order to permit the granting of "Incentive Stock Options" (as that term is defined in Section 422 of the Code and regulations thereunder) pursuant to the modified or amended Plan, such modification or amendment shall also be approved by the shareholders of the Company in such manner as is prescribed by the Code and the regulations thereunder. Further, if such amendment will (i) materially increase the total number of shares which may be issued and sold pursuant to options granted under the Plan, (ii) materially increase the benefits accruing to Plan participants or (iii) materially modify the requirements as to eligibility for participation in the Plan, such amendment must be approved by the stockholders of the Company. If the Board voluntarily submits a proposed modification, amendment, suspension or termination for shareholder approval, such submission shall not require any future modifications, amendments, suspensions or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for shareholder approval.

         7.       EFFECTIVENESS OF PLAN

                  This Plan shall become effective on the date of its adoption by the Board, subject however to approval by the holders of the Company's Common Stock in the manner as prescribed in the Code and the regulations thereunder. This Plan shall continue in effect until all shares of stock available for grant under this Plan shall have been acquired through exercise of options or until ten years from the date of adoption of the Plan by the Board, whichever is earlier. Options may be granted under this Plan prior to obtaining shareholder approval, provided such options shall not be exercisable until shareholder approval is obtained.

         8.       GENERAL CONDITIONS

                  (a) Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any employee the right to continue in the employ of the Company or any affiliated or subsidiary corporation or interfere in any way with the rights of the Company or any affiliated or subsidiary corporation to terminate his employment in any way.

                  (b) As a condition to the receipt or exercise of any option, the Board or Committee, in its sole and absolute discretion, may require that an optionee or a class of optionees agree to be bound by certain nondisclosure, nonsolicitation and/or noncompetition covenants prohibiting such optionee from disclosing or using proprietary information of the Company at any time or from soliciting the Company's employees, customers or suppliers or from competing with the Company at any time during employment and for a stated period
                                       5
following termination of employment. In the event of any breach of such covenants or the provisions of any other agreement between the Company and the optionee, the Board or Committee, in its sole and absolute discretion, in addition to any other rights or remedies of the Company at law or in equity, may
(i) cancel any unexercised option held by such optionee, (ii) rescind the exercise of any option exercised twelve (12) months prior to, or at any time after, such breach by requiring such optionee to return any shares received upon the exercise of such option to the Company and/or (iii) require such optionee to pay to the Company an amount equal to the Gain Realized (as hereinafter defined) on the exercise of any option exercised twelve (12) months prior to, or at any time after, such breach. As used herein, Gain Realized shall equal the fair market value of any Common Stock received on the date of exercise of an option less the option exercise price.

                  (c) At the time of exercise of any Option, the Company may require as a condition of the exercise of such Option, the payment to the Company of an amount of the tax the Company may be required to withhold to obtain a deduction for federal income tax purposes as a result of the exercise of such option. The Committee shall not be required to issue shares until such obligations are satisfied. The Committee may permit these obligations to be satisfied by having the Company withhold a portion of the shares of stock that would otherwise be issued to him or her upon exercise of the option, or to the extent permitted, by tendering shares previously acquired.

                  (d) Corporate action constituting an offer of stock for sale to any employee under the terms of the options to be granted hereunder shall be deemed complete as of the date when the Board or Committee authorizes the grant of the option to the employee, regardless of when the option is actually delivered to the employee or acknowledged or agreed to by him.

                  (e) The terms "parent corporation" and "subsidiary corporation" as used throughout this Plan, and the options granted pursuant to this Plan, shall (except as otherwise provided in the Option form) have the meaning that is ascribed to that term when contained in Section 422(b) of the Code and the regulations thereunder, and the Company shall be deemed to be the grantor corporation for purposes of applying such meaning.

                  (f) References in this Plan to the Code shall be deemed to also refer to the corresponding provisions of any future United States revenue law.

                  (g) The use of the masculine pronoun shall include the feminine gender whenever appropriate and nouns in the singular shall include the plural.

                  (h) This Plan shall be governed and construed in accordance with the laws of the State of Florida.

                  (i) This Plan shall be binding upon the successors and assigns of the Company.

                  (j) During a grantee's lifetime no stock option granted under this Plan shall 8be transferable and stock options may be exercised only by the grantee.

                              CAPITAL BRANDS, INC.
                            1225 BROKEN SOUND PARKWAY
                              BOCA RATON, FL 33481

                                      PROXY


The undersigned hereby constitutes and appoints Brian Kahan as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all shares of common stock of the Company held of record by the undersigned on June 12, 1996, at the Annual Meeting of Stockholders to be held on July 3, 1996, or any adjournment thereof.


 1.      Election of Directors
         FOR all nominees listed below              WITHHELD AUTHORITY to vote
         (except as marked to the                   for all nominees listed
         contrary)         ---                               below   ---
                           ---                                       ---

                Brian A. Kahan                          Malcolm Leonard
                Gerard N. Altieri                       Robert Edelheit
                Martha M. Little                        Paul Heimberg

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE PLEASE DRAW A LINE THROUGH THAT NOMINEE'S NAME)

2. To amend the Company's Articles of Incorporation to effect an increase of the Company's authorized common stock from 12,500,000 shares of common stock, par value $.0008 to 50,000,000 shares of common stock, par value $.0001.

        [ ]FOR                    [ ]AGAINST                      [ ]ABSTAIN

3. To amend the Company's Articles of Incorporation to change the name of the Company to CompScript, Inc.

        [ ]FOR                    [ ]AGAINST                      [ ]ABSTAIN

4. To approve the Company's 1996 Stock Option Plan, as adopted by the Board of Directors.

        [ ]FOR                    [ ]AGAINST                      [ ]ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                               (SEE REVERSE SIDE)

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAPITAL BRANDS, INC. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a Corporation, please sign in the Corporate name by President or other authorized officer. If a Partnership, please sign in Partnership name by authorized person.


                                             ----------------------------------
                                             Signature

                                             ----------------------------------
                                             Signature If Held Jointly

                                             ----------------------------------
                                             (Please Print Name)

                                             ----------------------------------
                                              Number of Shares Subject to Proxy

Dated: ____________________, 1996